UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2013

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 29, 2013 and February 19, 2013, Piedmont Natural Gas Company, Inc. ("Piedmont") and Morgan Stanley & Co. LLC ("Forward Counterparty") entered into forward sale agreements ("Forward Agreements") pursuant to which Piedmont sold to Forward Counterparty on a forward basis an aggregate of 1,600,000 shares of Piedmont common stock. The terms of the Forward Agreements, subject to certain exceptions, permitted Piedmont to satisfy all or a portion of its settlement obligations thereunder by physical delivery of Piedmont common stock. On December 16, 2013, Piedmont settled the Forward Agreements by physically delivering 1,600,000 shares of Piedmont common stock and receiving cash proceeds of $47.3 million. The shares were issued pursuant to Piedmont’s Registration Statement on Form S-3 (File No. 333-175386) filed with the Securities and Exchange Commission on July 7, 2011 and prospectus supplement dated January 29, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

December 16, 2013	By:	Karl W. Newlin

Name: Karl W. Newlin
Title: Senior Vice President and Chief Financial Officer